UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2026

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2026, Portillo’s Inc. (the “Company” or the “Registrant”) announced that Brett Patterson, 57, who most recently served as Chief Executive Officer of Miller’s Ale House, Inc., will join the Company, serving as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, effective February 23, 2026, and as principal executive officer, effective February 25, 2026. Mr. Patterson will succeed Mr. Michael A. Miles, Jr., who has served as Interim President and Chief Executive Officer since September 21, 2025. Mr. Miles will continue to serve as Chairman of the Board of Directors of the Company (the “Board”). Upon concluding his tenure as Interim President and Chief Executive Officer, Mr. Miles is expected to resume his status as an independent director on the Board.

Prior to assuming his role as Chief Executive Officer of Miller’s Ale House, Inc. in September of 2024, Mr. Patterson served as Executive Vice President, Bloomin Brands and President of Outback Steakhouse since February 2020, after being promoted from Group Vice President, which role he assumed in August 2017. Prior to that, Mr. Patterson held multiple positions at national restaurant concepts, including President of Ruby Tuesday and Senior Vice President of Operations for Darden Restaurants. Mr. Patterson earned a Bachelor of Science/Bachelor of Arts from the University of Florida.

There are no arrangements or understandings between Mr. Patterson and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Patterson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Patterson on February 2, 2026. Pursuant to the Offer Letter, Mr. Patterson will be eligible for: (1) base salary of $800,000 per year; (2) discretionary annual bonus program target of 100% of base salary; (3) a one-time sign-on award of $400,000 in RSUs that vest ratably over two (2) years; and (4) annual Long-Term Equity Plan target of $3,000,000, of which 50% is comprised of RSUs, subject to a 3-year vesting period, and 50% is comprised of Performance Stock Units, subject to certain time- and/or performance-based requirements. All equity grants are subject to the terms of their applicable plans. Consistent with benefits available to other executives of the Company, Mr. Patterson will also be eligible for family medical, dental, vision and short-term disability coverage, participation in the Company’s 401(k) and non-qualified deferred compensation plans, and unlimited Paid Time Off.

The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by the full text of the Offer Letter, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 28, 2025.

Item 7.01. Regulation FD Disclosure.

On February 11, 2026, the Company issued a press release relating to Mr. Patterson’s appointment, which release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of the Registrant, dated February 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: February 11, 2026	By:	/s/ Michelle Hook
Michelle Hook
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)